EXHIBIT 10.02

UNSECURED PROMISSORY NOTE

$1,000,000.00	July 27, 2018

FOR VALUE RECEIVED, SOCIAL REALITY, INC., a Delaware corporation (the “Borrower”) hereby unconditionally promises to pay to the order of HALYARD MD, LLC, a Delaware limited liability company  (the “Lender”), in lawful money of the United States of America, in immediately available funds, the principal amount of $1,000,000.00 (ONE MILLION DOLLARS) (the “Loan”) as set forth herein, together with interest and fees on the outstanding amount thereof, from the date hereof until such principal amount is paid in full, at the rate or rates determined in accordance with, and payable at the times set forth in, Section 2.1 below.

1.

DEFINITIONS

Capitalized terms not defined herein shall have the definition ascribed to it in the Purchase Agreement, as defined below. As used in this unsecured promissory note (this “Note”), the following terms shall have the following meanings:

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under direct or indirect common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or Persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Asset Sale” means any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any Person of, any asset or assets of the Loan Parties.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, if applicable, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” means, at any time, a rate of interest equal to the Interest Rate in effect at such time, plus 5.00% per annum.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fast Pay Financing” means that certain Financing and Security Agreement, dated as of September 14, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time) by and between the Borrower and Fast Pay Partners LLC, a Delaware limited liability company.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Guaranteed Obligations” has the meaning assigned to such term in Section 3.1.

“Guarantors” means each Subsidiary of the Borrower now existing or hereafter formed or acquired.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations and all synthetic lease obligations of such Person (excluding, for the avoidance of doubt, lease payments under operating leases), (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above and (h) all obligations (excluding prepaid interest thereon) of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. For the avoidance of doubt, trade payables incurred in the ordinary course of business are not considered an Indebtedness.

“Interest Rate” means a rate per annum equal to 15.00%, subject to adjustment pursuant to Section 2.4(a) of this Note.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (g) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Maturity Date” means the earliest of (x) May 31, 2020, (y) the date the Purchase Agreement is terminated in accordance with its terms, subject to extension as set forth in Section 2.4 and (z) the consummation of the Closing.

“Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture, association, unincorporated organization or Governmental Authority.

“Purchase Agreement” means that certain Asset Purchase Agreement to be entered into by the Borrower and the Lender in the form attached hereto as Exhibit A.

 “Restricted Payment” means (a) any direct or indirect distribution, dividend or other payment of cash or property with respect to any Equity Interests of the Borrower, (b) any direct or indirect payment of cash or property on account of the redemption, retirement, purchase, acquisition, termination or cancellation of any such Equity Interests of the Borrower or any warrant, option or other right to acquire any such Equity Interests in the Borrower and (c) (i) any payment of any management (other than salaries paid to employees in the ordinary course of business), consulting, monitoring, advisory or similar fees to any Affiliate of the Loan Parties and (ii) any payment of expenses or other charges (other than expenses and charges to employees in the ordinary course of business) in connection with the performance of management, consulting, monitoring, advisory or other services to any Affiliate of the Loan Parties, in each case, paid by the Loan Parties.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Debentures” means the 12.5% senior secured convertible debentures issued by the Borrower pursuant to (a) that certain Securities Purchase Agreement dated as of April 20, 2017 and (b) that certain Securities Purchase Agreement dated as of October 26, 2017, collectively, in an aggregate principal amount equal to $10,180,158.

“SEC Documents” has the meaning ascribed to such term in Section 4.7(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subordination Agreement” means the Subordination Agreement dated as of July [*], 2018 between Lender and the holders of the Secured Debentures.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a

Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

2.

PAYMENTS

2.1

Principal and Interest; Overdue Amounts.  The outstanding principal amount of the Loan made to the Borrower and evidenced by this Note, together with interest thereon as hereinafter provided, shall be due and payable by the Borrower on the Maturity Date.  Interest on the principal amount hereof will accrue at the Interest Rate, shall be payable in kind and shall be capitalized and added to the principal balance of the obligations hereunder on the last day of each calendar month commencing after the date hereof; provided, that (x) if the Closing occurs on or prior to September 10, 2018, then no interest shall have accrued or be due or payable under this Note and (y) if the Closing does not occur on or prior to September 10, 2018, for any reason, then interest on this Note shall have accrued beginning on the date on which this Note is executed.  Interest will be calculated on the basis of a year of 365/366 days, and charged for the actual number of days elapsed, provided, however, that any amounts owing under this Note and not paid when due shall bear interest for each day from the due date thereof until paid in full at a rate per annum equal to the Default Rate.

2.2

Default Rate.  Upon the occurrence of an Event of Default, the then outstanding and unpaid principal balance of this Note shall automatically, and without requiring notice from the Lender, accrue interest at the Default Rate.

2.3

Manner of Payment.  Principal, interest, and all other amounts due under this Note will be payable in U.S. dollars to the Lender to such account or at such address as designated from time to time by the Lender in writing to the Borrower.  If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note.  All amounts due under this Note shall be payable without setoff, counterclaim or any other defense or deduction whatsoever.

2.4

Extension.

(a) If (x) all of the conditions to Closing contained in Sections 7.01 and 7.02 of the Purchase Agreement have been satisfied (except for the condition in Section 7.02(h) of the Purchase Agreement and those conditions that by their terms are to be satisfied at Closing) and the Buyer elects not to consummate the Closing, the Seller terminates the Purchase Agreement in accordance with its terms (other than a termination pursuant to Section 9.01(f) of the Purchase Agreement) and for so long as no Event of Default exists or (y) an Affiliate of the Lender fails to execute and deliver to Borrower the Purchase Agreement on or before July 29, 2018, then the Seller may elect to extend the Maturity Date to May 31, 2020 by delivering to the Lender written notice of such election. In the event of such election, the Interest Rate shall automatically be adjusted to 3% per annum.

(b)  If (x) the Purchase Agreement is terminated (other than as described in Section 2.4(a) of this Note or pursuant to Section 9.01(f) of the Purchase Agreement) and for so long as no Event of Default exists or (y) the Borrower fails to execute and deliver to an Affiliate of Lender the Purchase Agreement on or before July 29, 2018, then the Seller may elect to extend the Maturity Date to May 31, 2020 upon (i) delivering to the Lender written notice of such election, (ii) payment to the Lender of a non-refundable monthly fee of 3.00% of the outstanding principal amount of this Note payable in kind and capitalized and added to the principal balance of the obligations hereunder on the last day of each calendar month until all obligations hereunder are satisfied in full and (iii) execution and delivery by the Loan Parties of documentation granting the Lender an “all assets” lien, subordinate to the liens granted under the Fast Pay Financing and Secured Debentures, and otherwise consistent with the terms and documentation evidencing the liens granted under the Fast Pay Financing and Secured Debentures; provided, however, that Seller may not exercise the right to extend the Maturity Date hereunder unless the holders of the Secured Debentures shall also receive the monthly fee set forth in clause (ii) herein, based on the outstanding principal amount of the Secured Debentures payable in kind and capitalized and added to the principal balance of the obligations under the Secured Debentures on the last calendar month and payable to the holders of the Secured Debentures, pro rata, based on the principal amount of the Secured Debentures held by the holders thereof.

3.

GUARANTY

3.1

Guaranty.  Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety, to the Lender and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loan made by the Lender to the Borrower, and all other obligations from time to time owing to the Lender by any Loan Party under this Note (such obligations being herein collectively called the “Guaranteed Obligations”).  Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Borrower under any Debtor Relief Laws.  The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.2

Obligations Unconditional.  The obligations of the Guarantors under Section 3.01 shall constitute a guarantee of payment (and not merely collection) and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Note or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described below:

3.2.1

at any time or from time to time, without notice to the Guarantors, to the extent permitted by law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

3.2.2

any of the acts mentioned in any of the provisions of this the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted; or

3.2.3

the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Note or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by law, all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under this Notes or any other agreement or instrument referred to herein, or against any other person under any other guarantee of any of the Guaranteed Obligations.  As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

The Guarantors waive, to the extent permitted by law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Lender upon this guaranty or acceptance of this guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guaranty, and all dealings between the Borrower and the Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this guaranty.  This guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lender or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or guarantee therefor or right of offset with respect thereto.  This guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors and assigns, notwithstanding that from time to time during the term of this Note there may be no Guaranteed Obligations outstanding.

3.3

Reinstatement.  The obligations of the Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

3.4

Subrogation; Subordination.  Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 3, whether by subrogation or otherwise, against the Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

3.5

Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lender, the obligations of the Borrower under this Notes may be declared to be forthwith due and payable as provided in Section 6.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 6.2) for purposes of Section 3, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.

3.6

Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee set forth in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

3.7

Continuing Guaranty.  The guarantee in this Section 3 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

3.8

General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors (other than the holders of the Secured Debentures pursuant to the Subordination Agreement) generally, if the obligations of any Guarantor under Section 3 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.9

Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that the Lender shall not have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

4.

REPRESENTATIONS AND WARRANTIES

The Loan Parties hereby represent and warrant to the Lender as of the date hereof as set forth below.

4.1

Organization; Existence; Good Standing; Compliance with Laws.  Each Loan Party is (a) a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) duly qualified in each material jurisdiction and (c) in compliance with laws applicable to such Loan Party.

4.2

Authorization; Enforceability.  Each Loan Party has the corporate or limited liability company power and authority and has taken all necessary action to execute, deliver and perform this Note and to consummate the transactions contemplated hereby.  This Note has been duly executed and delivered each Loan Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.3

No Conflicts.  The execution and delivery by each Loan Party of this Note, and the performance by it of its obligations hereunder, do not and will not violate, breach, conflict with or require any consent pursuant to (a) any existing law or regulation or any writ or decree of any court or Governmental Authority; (b) any Loan Party’s constituent documents; or (c) any agreement or undertaking to which any Loan Party or its assets are bound.

4.4

No Default.  No Event of Default exists hereunder or would result from the making of the Loan or the application of the proceeds thereof.

4.5

Title to Assets; No Liens.  Each Loan Party has good and, in the case of real property, marketable, title to, or a valid leasehold interest in or license of, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens (other than the Liens permitted by this Note), charges and claims.

4.6

No Indebtedness.  Other than the Indebtedness evidenced by this Note, the Secured Debentures and the Fast Pay Financing, no Loan Party is obligated under or has any Indebtedness.

4.7

Public Filings.  (a) Since January 1, 2017, the Borrower has filed or furnished with the SEC all material forms, schedules, prospectuses, registration statements, reports and other documents required to be filed or furnished by it with the SEC (the “SEC Documents”). As of their respective dates, or, if amended or superseded, as of the date of such amendment or superseding filing or document so furnished, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect. No executive officer of the Borrower has failed to make the certifications required by him or her under Section 302 or 906 of the Sarbanes-Oxley Act, with respect to any SEC Document, except as disclosed in certifications filed with the SEC Documents. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Borrower relating to the SEC Documents.

(b) The consolidated financial statements (including all related notes and schedules) of the Borrower included in the SEC Documents (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) fairly present in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto), (iii) have been prepared in all material respects in accordance with the books and records of the Borrower and its consolidated Subsidiaries, and (iv) have been prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated therein or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and to the absence of notes).

(c) Neither the Borrower nor any Loan Party has any commitment to become a party to material “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

(d)  Except as set forth in the SEC Documents or as a result of this Note, no Loan Party has any liabilities other than liabilities incurred in the ordinary course of business subsequent to December 31, 2017, which, individually or in the aggregate, would be material to the financial condition or operating results of the Loan Parties taken as a whole.

4.8

No Litigation.  There is no claim, action, suit, proceeding or investigation pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party (a) with respect to this Note or (b) that has had, or would reasonably be expected to have, a Material Adverse Effect or effect any Loan Party’s ability to perform its obligations under this Note.

4.9

Purchase Agreement.  The representations and warranties of the Seller set forth in the Purchase Agreement are true, correct and complete in all respects.

5.

COVENANTS

5.1

Punctual Payments.  The Borrower and the Guarantors shall punctually pay all principal, interest, fees or other liabilities due under this Note at the times and place and in the manner specified herein.

5.2

Access to Records; Reporting.

(a) As requested by the Lender, each Loan Party shall allow the Lender or its designees reasonable access during normal business hours and after notice to such Loan Party, or without notice to such Loan Party if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing all of the books and records of such Loan Party and promptly furnish to the Lender such copies of such books and records or extracts therefrom as the Lender may reasonably request, and allow the Lender during normal business hours, to use the personnel, equipment, supplies and premises of such Loan Party as may be reasonably necessary for the foregoing; provided, the Lender shall use reasonable efforts not to disrupt the business operations of any Loan Party.

(b)   The Borrower will furnish the following to the Lender:

(i)

within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Loan Parties, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Loan Parties for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, audited by independent public accountants of recognized national standing selected by the Borrower;

(ii)

within 45 days after the end of each quarterly accounting period in each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Loan Parties as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Loan Parties for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;

(iii)

within 15 days following the end of any calendar month, a consolidated balance sheet of the Loan Parties as at the end of such calendar month, and consolidated statements of income and cash flows of the Loan Parties, for such calendar month, prepared in accordance with U.S. generally accepted accounting principles consistently applied;

(iv)

within 30 days following the beginning of each fiscal year, the annual budget of the Loan Parties for such fiscal year; and

(v)

all other information provided by the Loan Parties pursuant to the documents under the Fast Pay Financing and Secured Debentures at the same time as such information is provided to the parties thereto.

Notwithstanding the foregoing, in the event any Loan Party is subject to the reporting requirements under the Exchange Act, the time frames in which to provide the financial information contained in Sections 5.2(b)(i) and (ii) will automatically be extended to the earlier of 5 days after: (i) such filings are due, taking into account any permissive extension or (ii) the day such filings are actually made with the SEC.

Additionally, Borrower will be deemed to have provided Lender with the information contained in Sections 5.2(b)(i) and (ii) upon the filing of any SEC Document which contains such information.

5.3

Limitation on Transactions with Affiliates.  No Loan Party shall directly or indirectly enter into any transaction for the purchase, lease, sale or exchange of property, the rendering of any service, or the payment of any management, advisory or similar fees, with any Affiliate, except in the ordinary course of business and upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arm’s length transaction with an unaffiliated Person.

5.4

Limitation on Transfer of Assets.  Without the prior written consent of the Lender, no Loan Party shall engage in any Asset Sale other than in the ordinary course of business.

5.5

Limitation on Restricted Payments.  No Loan Party shall directly or indirectly declare or make any Restricted Payment, other than Restricted Payments from any Guarantor to the Borrower.

5.6

Limitation on Liens and Indebtedness.  No Loan Party shall directly or indirectly incur or suffer to exist any Liens or any Indebtedness other than the Liens and Indebtedness incurred in connection with this Note, the Secured Debentures and the Fast Pay Financing.  No Loan Party shall amend, modify, supplement or restate any document relating to the Secured Debentures or the Fast Pay Financing or refinance, repay or prepay all or any part of the principal or interest on the Secured Debentures or the Fast Pay Financing, in each case, without the prior written consent of the Lender.

5.7

Limitation on Investments.  No Loan Party shall enter into any Investment.

5.8

Use of Proceeds.  The Borrower shall use the proceeds of the Loan solely to fund working capital.

5.9

Further Assurances; Subsidiaries; Additional Guarantors.  Promptly following the creation or acquisition of a Subsidiary of any Loan Party (each, an “Additional Guarantor”), the Borrower shall cause such Additional Guarantor to deliver to the Lender a fully executed copy of a Guarantee Assumption Agreement in the form of Exhibit B hereto duly executed by such Additional Guarantor.  No Loan Party shall acquire or create any new direct or indirect Subsidiary unless the requirements of this section have been met with respect to such Subsidiary.

6.

DEFAULT

6.1

Events of Default.  Each of the following shall constitute an event of default (each, an “Event of Default”): (a) any Loan Party shall fail to pay any principal of or any interest on this Note or any other amount payable hereunder when due; (b) any Loan Party shall dissolve, terminate, or otherwise cease to exist for any reason whatsoever; (c) any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for such Loan Party for all or any material part of the property of the Borrower; (d) any default by any Loan Party under any other agreement, bond, debenture, note or other evidence of indebtedness for money borrowed, under any guaranty or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by such Loan Party, whether such indebtedness now exists or shall hereafter be created, in an aggregate principal amount in excess of $100,000; (e) any default in the due performance or observance by any Loan Party of any term, covenant or agreement contained in this Note; or (f) any representation, warranty, certification or statement of fact made or deemed made by any Loan

Party in this Note, or in any document required to be delivered in connection herewith shall be incorrect in any material respect (or, in the case of any representation and warranty that is qualified as to “materiality,” or a “Material Adverse Effect” shall be incorrect in any respect) when made or deemed made.

6.2

Acceleration.  Upon the occurrence of any Event of Default described in Section 6.1, the unpaid principal balance of this Note and all other amounts owing under this Note shall immediately become due and payable without any action on the part of the Lender.

7.

MISCELLANEOUS

7.1

Waiver.  Each Loan Party hereby waives presentment, demand, diligence, protest, and notice of nonpayment, dishonor and protest.

7.2

Assignment.  This Note may be assigned or transferred by the Lender, in whole or in part, to any person at any time.  No Loan Party may assign or transfer any of its obligations under this Note without the prior written consent of the Lender.

7.3

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if and when (a) delivered personally, (b) mailed by first class registered or certified mail, return receipt requested, postage prepaid, on the date certified by the U.S. Postal Service to have been received by the addressee, (c) sent by electronic mail; provided, that sender personally calls the recipient and confirms receipt of such electronic mail, or (d) sent by a nationally recognized overnight express courier service, on the date certified by such courier service to have been received by the recipient, to the Borrower and Lender as set forth in the Purchase Agreement.    Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the others notice in the manner herein set forth.

7.4

Headings.  The article and section headings contained in this Note are inserted for convenience only and will not affect in any way the meaning or interpretation of this Note.

7.5

Governing Law.  This Note and the performance of the obligations of the Borrower hereunder will be governed by and construed in accordance with the laws of the State of New York.

7.6

Amendments and Waivers.  No amendment, modification, waiver, replacement, termination, or cancellation of any provision of this Note will be valid, unless the same shall be in writing and signed by each Loan Party and the Lender.  No waiver by the Lender of any default hereunder shall be deemed to extend to any prior or subsequent default hereunder or affect in any way any rights arising out of any prior or subsequent such occurrence.  No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver of any privilege or right hereunder or preclude any other or further exercise of any other right, power or privilege.

7.7

Severability.  The provisions of this Note shall be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

7.8

Indemnification.  The Loan Parties will reimburse and indemnify the Lender, its Affiliates and their respective partners, members, shareholders, officers, directors, employees, agents and advisors (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnified Party to the extent arising in connection with this Note or the Loan or any action taken or omitted to be taken by any Indemnified Party in connection with any of the foregoing, except those that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

7.9

Set-off.  If any amount owing to the Lender under this Note is not paid when due, the Lender is hereby authorized by the Loan Parties, at any time and from time to time thereafter, without notice, to set-off against, and to appropriate and apply to the payment of, the liabilities of the Loan Parties under this Note any and all liabilities owing by the Lender or any of its Affiliates to the Loan Parties (whether matured or unmatured), including, for the avoidance of doubt, any liabilities of the Borrower to the Lender under the Purchase Agreement.

7.10

Entire Agreement.  This Note constitutes the entire agreement and understanding of the Lender and the Loan Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Lender and the Loan Parties, written or oral, to the extent they relate in any way with respect thereto.

7.11

Subordinated Obligation. The rights of the Lender under this Note are subject to and subordinate to the rights of the holders of the Secured Debentures pursuant to the Subordination Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Loan Parties have executed and delivered this Note as of the date first above written.

SOCIAL REALITY, INC.
By:
Name:
Title:

GUARANTORS:
STEEL MEDIA, INC.
By:
Name:
Title:
BIGTOKEN, INC.
By:
Name:
Title:

EXHIBIT A

FORM OF
ASSET PURCHASE AGREEMENT

EXHIBIT B

FORM OF
GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT, dated as of [●] (this “Guarantee Assumption Agreement”), by [NAME OF ADDITIONAL GUARANTOR], a [●] duly formed and validly existing under the laws of the State of [●] (the “Additional Guarantor”), in favor of Halyard MD, LLC, as the Lender party to the Note referred to below.

Social Reality, Inc. (the “Borrower”) and Halyard MD, LLC (the “Lender”) are parties to that certain Unsecured Promissory Note, dated as of July 27, 2018 (the “Note”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note or the Purchase Agreement.

Pursuant to the terms of the Note, the Additional Guarantor hereby agrees to become a “Guarantor” and “Loan Party” for all purposes of the Note and hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors and Loan Parties contained in the Note.  Without limiting the foregoing, the Additional Guarantor hereby, jointly and severally with the other Guarantors, guarantees to the Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3(a) of the Note) in the same manner and to the same extent as is provided in Section 3 of the Note.  In addition, the Additional Guarantor hereby makes the representations and warranties set forth in Section 4 of the Note.

The address of the Additional Guarantor for purposes of all notices, other communications and service of process under the Note is the address set forth on the signature page hereto or such other address as the Additional Guarantor may from time to time notify the Lender in writing from time to time.

THIS GUARANTEE ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

This Guarantee Assumption Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:_______________________

Name:

Title:

Address for Notices:

[●]

[Address]

[City, State Zip]

[Fax]

[Telephone]

[Email]

[Signature Page to Guarantee Assumption Agreement]